UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012 (October 26, 2012)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On October 26, 2012, Amedisys, Inc. (“Amedisys” or the “Company”), entered into a Credit Agreement effective as of that date (the “Credit Agreement”), among the Company and Amedisys Holding, L.L.C. (“Holding”), as co-borrowers, the several banks and other financial institutions party thereto from time to time (the “Lenders”), BOKF, NA DBA Bank of Texas, Compass Bank, Fifth Third Bank and RBS Citizens, N.A., as Documentation Agents, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Lead Arrangers and Joint Bookrunners, that provides for senior unsecured facilities in an initial aggregate principal amount of up to $225 million (the “Credit Facilities”). A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The following description of the Credit Agreement does not purport to be complete and, therefore, is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

The Credit Facilities are comprised of (a) a term loan facility in an initial aggregate principal amount of $60 million (the “Term Loan”); and (b) a revolving credit facility in an initial aggregate principal amount of up to $165 million (the “Revolving Credit Facility”). The Revolving Credit Facility provides for and includes within its $165 million limit a $15 million swingline facility and commitments for up to $50 million in letters of credit. The Company may increase the aggregate loan amount under the Credit Facilities by a maximum amount of $100 million subject to receipt from the Lenders, at their sole discretion, of commitments totaling the requested amount and the satisfaction of other terms and conditions, as further described in the Credit Agreement.

The proceeds of the Term Loan and existing cash were used to pay off Amedisys’ existing term loan under its Prior Credit Agreement (as defined in Item 1.02, below) with a principal balance of $15 million and a portion of its existing senior notes with a principal balance of $60 million, as further described under the heading “Amendment No. 1 and Waiver No. 1 to Note Purchase Agreement,” below.

The final maturity of the Term Loan is October 26, 2017. The Term Loan will amortize beginning December 31, 2012 in 20 equal quarterly installments of $3.0 million (subject to adjustment for prepayments), with the remaining balance due upon maturity.

The Revolving Credit Facility may be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries. The final maturity of the Revolving Credit Facility is October 26, 2017 and will be payable in full at that time.

The interest rate in connection with the Credit Facilities shall be based, at the co-borrowers’ election, on (i) the ABR Rate plus the Applicable Margin (the “Base Rate Advance”) or (ii) the Eurodollar Rate plus the Applicable Margin (the “Eurodollar Rate Advance”). The “ABR Rate” means the greatest of (a) the prime rate of interest established by the Administrative Agent, (b) the federal funds rate plus 0.50% per annum and (c) the Eurodollar Rate for an interest period of one month plus 1% per annum. The “Eurodollar Rate” means the rate at which Eurodollar deposits in the London interbank market for an interest period of one, two, three or six months (as selected by the co-borrowers) are quoted. The “Applicable Margin” means 1.50% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances, subject to adjustment to an amount equal to 1.25% per annum or 1.75% per annum, in the case of Base Rate Advances, and to an amount equal to 2.25% per annum or 2.75% per annum, in the case of Eurodollar Rate Advances, in each case depending upon the leverage ratio of the Company at the end of each quarter, as described below. Generally, both Base Rate Advances and Eurodollar Rate Advances must be in a minimum aggregate amount of $1,000,000, or whole multiples of $100,000 in excess thereof.

The Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:

•	incurrence of liens;

•	incurrence of additional debt;

•	sales of assets and other fundamental corporate changes;

•	investments;

•	declarations of dividends; and

•	capital expenditures.

These covenants contain customary exclusions and baskets.

In addition, the Credit Agreement requires maintenance of two financial covenants. One is a leverage ratio of the Company’s total indebtedness to earnings before interest, taxes, depreciation and amortization (“EBITDA”), both as defined in the Credit Agreement. The second is a fixed charge coverage ratio of adjusted EBITDA plus rent expense (“EBITDAR”) as defined in the Credit Agreement (less capital expenditures less cash taxes) to scheduled debt repayments plus interest expense plus rent expense, all as defined in the Credit Agreement. Each of these covenants, which are described more fully in the Credit Agreement, to which reference is made for a complete statement thereof, are calculated over rolling four-quarter periods and also are subject to certain exceptions and baskets.

The Credit Facilities are guaranteed by all material wholly-owned subsidiaries of the Company. The Credit Agreement requires at all times that the Company (i) provide guaranties from wholly-owned subsidiaries that in the aggregate represent not less than 95% of the Company’s consolidated net revenues and adjusted EBITDA (as defined in the Credit Agreement) from all wholly-owned subsidiaries, (ii) provide guarantees from subsidiaries that in the aggregate represent not less than 70% of consolidated adjusted EBITDA (as defined in the Credit Agreement), subject to certain exceptions and (iii) provide guarantees from any other subsidiary that is a guarantor of the indebtedness evidenced by the Notes (as defined under the heading “Amendment No. 1 and Waiver No. 1 to Note Purchase Agreement,” below).

Amendment No. 1 and Waiver No. 1 to Note Purchase Agreement

On October 26, 2012, Amedisys and Holding entered into an Amendment No. 1 (the “Amendment”) and a Waiver No. 1 (the “Waiver”) to their Note Purchase Agreement dated March 25, 2008 (the “Note Purchase Agreement”). A copy of the Note Purchase Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 26, 2008 and filed with the Commission on April 1, 2008.

Pursuant to the Note Purchase Agreement, Amedisys and Holding, on March 26, 2008, sold (a) $35 million aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013 (the “Series A Notes”), (b) $30 million aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 (the “Series B Notes”) and (c) $35 million aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes.” The Notes were issued and sold to the purchasers thereof without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration under Section 4 of the Securities Act.

A copy of the Amendment and a copy of the Waiver are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference as though they were fully set forth herein. The following description of the Amendment and the Waiver does not purport to be complete and, therefore, is qualified in its entirety by reference to Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K.

The Amendment and the Waiver collectively permit the Company and Holding to repay $15 million of the Series A Notes, $10 Million of the Series B Notes and $35 million of the Series C Notes, in each case prior to their stated date of maturity. A prepayment fee of $3.6 million was made in connection with the repayment of the Notes. The Amendment also generally conforms the Note Purchase Agreement covenants (including exclusions and baskets) to the covenants included in the Credit Agreement. In addition, as amended by the Amendment, the Note Purchase Agreement financial covenants are identical to those described above with respect to the Credit Agreement.

The Notes are guaranteed by all material wholly-owned subsidiaries of the Company. As amended by the Amendment, the Note Purchase Agreement requires at all times that the Company (i) provide guaranties from wholly-owned subsidiaries that in the aggregate represent not less than 95% of the Company’s consolidated net revenues and adjusted EBITDA (as defined in the Note Purchase Agreement, as amended by the Amendment) from all wholly-owned subsidiaries, (ii) provide guarantees from subsidiaries that in the aggregate represent not less than 70% of consolidated adjusted EBITDA (as defined in the Note Purchase Agreement, as amended by the Amendment), subject to certain exceptions and (iii) provide guarantees from any other subsidiary that is a guarantor under the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry by the Company and Holding into the Credit Agreement and the Amendment No. 1 and Waiver No. 1 to the Note Purchase Agreement (as described in Item 1.01 of this Current Report on Form 8-K), the Credit Agreement dated as of March 26, 2008, among the Company and Holding as borrowers, the lenders party thereto from time to time, JPMorgan Securities Inc. and UBS Securities LLC, as Co-Lead Arrangers and Joint Book Runners, Fifth Third Bank and Bank of America, N.A., as Co-Documentation Agents, and Oppenheimer & Co. Inc. and UBS Securities LLC, as Co-Syndication Agents, (the “Prior Credit Agreement”) was terminated. A copy of the Prior Credit Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 26, 2008 and filed with the Commission on April 1, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2012, the Company entered into the Credit Agreement and borrowed the Term Loan in its entirety, all as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index immediately following signature page.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2012	AMEDISYS, INC.

	By:	/s/ Ronald A. LaBorde
	Name:	Ronald A. LaBorde
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 dated October 26, 2012 to the Note Purchase Agreement dated March 25, 2008 among Amedisys, Inc., Amedisys Holding, L.L.C. relating to the issuance and sale of (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013, (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015

4.2	Waiver No. 1 dated October 26, 2012 to the Note Purchase Agreement dated March 25, 2008 among Amedisys, Inc., Amedisys Holding, L.L.C. relating to the issuance and sale of (a) $35,000,000 aggregate principal amount of their 6.07% Series A Senior Notes due March 25, 2013, (b) $30,000,000 aggregate principal amount of their 6.28% Series B Senior Notes due March 25, 2014 and (c) $35,000,000 aggregate principal amount of their 6.49% Series C Senior Notes due March 25, 2015

4.3	Form of Series A Note due March 25, 2013 (attached as Exhibit B to the Amendment No. 1 to the Note Purchase Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K)

4.4	Form of Series B Note due March 25, 2014 (attached as Exhibit C to the Amendment No. 1 to the Note Purchase Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K)

10.1	Credit Agreement dated October 26, 2012 among Amedisys, Inc. and Amedisys Holding, L.L.C., as co-borrowers, the several banks and other financial institutions party thereto from time to time, BOKF, NA DBA Bank of Texas, Compass Bank, Fifth Third Bank and RBS Citizens, N.A., as Documentation Agents, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Lead Arrangers and Joint Bookrunners